STRADLEY, RONON, STEVENS & YOUNG, LLP
                            2600 One Commerce Square
                        Philadelphia, Pennsylvania 19103


                                October 10, 1997


Yardville Capital Trust and
  Yardville National Bancorp
c/o Yardville National Bancorp
3111 Quakerbridge Road
Mercerville, New Jersey 08619


Re:  Registration Statement on Form S-2 of Yardville Capital
     Trust and Yardville National Bancorp


Ladies and Gentlemen:

         We have acted as counsel to and for Yardville Capital Trust, a Delaware statutory business trust (the "Trust"), and Yardville National Bancorp, a New Jersey corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-2 of the Trust and the Company (File Nos. 333-35061 and 333-35061-01) filed with the United States Securities and Exchange Commission on September 4, 1997, as amended by Amendment No. 1 and Amendment No. 2 thereto (as so amended, the "Registration Statement"), relating to (i) the proposed issuance by the Trust of up to 1,150,000 Cumulative Trust Preferred Securities (Liquidation Amount $10 per Trust Preferred Security) pursuant to and as described in the Registration Statement (the "Preferred Securities") and (ii) the proposed issuance by the Company of up to $11,856,000 aggregate principal amount of Subordinated Debentures due 2027 as described in the Registration Statement.

         In rendering this opinion letter, we have examined and relied upon (i) the Registration Statement; (ii) the Company's Restated Certificate of Incorporation, as certified by the Secretary of State of the State of New Jersey on September 25, 1997; (iii) the Company's Bylaws, as certified by the Secretary of the Company; (iv) resolutions of the Board of Directors of the Company adopted on August 27, 1997, as certified by the Secretary of the Company; (v) a good standing certificate issued by the Secretary of State of the State of New Jersey on September 25, 1997, with respect to the Company; (vi) the Certificate of Trust of the Trust, as filed as an exhibit to the Registration Statement;
(vii) a Trust Agreement dated as of August 28, 1997, as certified by an Administrative Trustee of the Trust; (viii) a good standing certificate issued by the Secretary of State of the State of Delaware on September 24, 1997, with respect to the Trust; (ix) a certificate of the Treasurer and Secretary of the


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Yardville Capital Trust and
  Yardville National Bancorp
October 10, 1997
Page 2


Company regarding the issuance of the Preferred Securities and the Debentures; and (x) the form of each of the following documents, as filed as an exhibit to the Registration Statement: (a) the Amended and Restated Trust Agreement of the Trust (the "Trust Agreement"), (b) a Preferred Securities Certificate, (c) the Indenture between the Company and Wilmington Trust Company, as Trustee, relating to the Debentures (the "Indenture"), (d) a Debenture and (e) the Preferred Securities Guarantee Agreement between the Company and Wilmington Trust Company, as Trustee (the "Guarantee Agreement").

         Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

                  1. When (a) the Trust Agreement has been duly authorized, executed and delivered by all necessary action on the part of the parties thereto (subject to the terms of the Trust Agreement being otherwise in compliance with applicable law at such time), (b) the Preferred Securities Certificate has been duly executed by an Administrative Trustee of the Trust and authenticated as required by the Trust Agreement (subject to the terms of the Preferred Securities being otherwise in compliance with applicable law at such time), and (c) the Preferred Securities have been issued and delivered against payment therefor as described in the Trust Agreement and the Registration Statement and in accordance with the terms of the Trust Agreement, the Preferred Securities will be validly issued, fully paid and nonassessable beneficial interests in the assets of the Trust.

                  2. When (a) the Indenture has been duly authorized, executed and delivered by all necessary action on the part of the parties thereto (subject to the terms of the Indenture being otherwise in compliance with applicable law at such time), (b) the Debenture has been duly executed by officers of the Company and authenticated as required by the Indenture (subject to the terms of the Debentures being otherwise in compliance with applicable law at such time), and (c) the Debentures have been issued and delivered against payment therefor as described in the Indenture and the Registration Statement and in accordance with the terms of the Indenture, the Debentures will be validly issued and binding obligations of the Company.

                  3. When the Guarantee Agreement has been duly authorized, executed and delivered by the Company (subject to the terms of the Guarantee Agreement being otherwise in compliance with applicable law at such time), the Guarantee Agreement will be a valid and binding obligation of the Company.



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Yardville Capital Trust and
  Yardville National Bancorp
October 10, 1997
Page 3


                  4. The information set forth in the prospectus forming a part of the Registration Statement (the "Prospectus") under the caption "Federal Income Tax Consequences," to the extent it constitutes matters of law or legal conclusions, is correct in all material respects. The opinions set forth in the Prospectus under the heading "Federal Income Tax Consequences" are hereby confirmed.

         We express no opinion as to the laws of any jurisdictions other than
(i) with respect to the opinion set forth in paragraph 1 above, the laws of the State of Delaware (excluding choice of law principles therein), (ii) with respect to the opinion expressed in paragraphs 2 and 3 above, the laws of the State of New Jersey (excluding choice of law principles therein), and (iii) with respect to the opinion expressed in paragraph 4 above, the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, the present positions of the Internal Revenue Service as set forth in published revenue rulings and revenue procedures, present administrative positions of the Internal Revenue Service, and existing judicial decisions, all of which are subject to change either prospectively or retroactively. With respect to the opinion expressed in paragraph 4 above, we note that there is no authority directly on point dealing with securities such as the Preferred Securities or of transactions of the type described herein. We have noted in the course of rendering this opinion letter that the Indenture, the Debenture and the Guarantee Agreement are to be made under and construed in accordance with the substantive law of the State of New York. In rendering the opinions expressed in paragraphs 2 and 3 above, we have assumed that the substantive law of the State of New York is identical to the substantive law of the State of New Jersey. In addition, we express no opinion regarding (a) the availability of equitable remedies under the Trust Agreement, the Indenture and the Guarantee Agreement,
(b) provisions that relate to waiver of remedies, liability limitations with respect to third parties or waivers of defenses, (c) provisions that relate to indemnity or severability, and (d) provisions that relate to choice of governing laws, all of which may be qualified by judicial decisions. Further, we express no opinion as to the economic consequences of procedural or other delay in the enforcement of the remedial provisions of the Trust Agreement, the Indenture and the Guarantee Agreement.



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Yardville Capital Trust and
  Yardville National Bancorp
October 10, 1997
Page 4

         This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law which may occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus, without admitting that we are "experts," for purposes of the Securities Act of 1933 or the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder, with respect to any part of the Registration Statement, including this opinion letter.


                                        Very truly yours,

                                        STRADLEY, RONON, STEVENS & YOUNG, LLP



                                        By: /s/ Brian S. Vargo
                                           -------------------------------------
                                           Brian S. Vargo, a Partner